Exhibit 16.1
Pacific Alliance Corporation
Form 8-K
File No. 33-08732-D

August 3, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Pacific Alliance Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated August 3, 2005 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ HJ & Associates, LLC.

HJ & Associates, LLC